UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2010
Patriot Coal Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On May 5, 2010, Patriot Coal Corporation (“Patriot”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) dated as of May 5, 2010 among Patriot, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the lenders party thereto, which amends and restates the Credit Agreement dated as of October 31, 2007 among Patriot, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the lenders party thereto, as amended. The Amended and Restated Credit Agreement amends and restates Patriot’s revolving credit facility (the “Revolving Credit Facility”) to, among other things, extend the maturity date and adjust borrowing capacity. The following is a description of the Revolving Credit Facility after the amendment and restatement.
After the amendment and restatement, $427.5 million will be available under the Revolving Credit Facility with a maturity of December 31, 2013; provided that the Revolving Credit Facility will terminate 90 days prior to the maturity of Patriot’s convertible notes (or any replacement indebtedness thereof) unless (i) the convertible notes are converted into common equity by January 31, 2013 or (ii) cash or cash equivalent is placed into an account satisfactory to the administrative agent in advance of such date in an amount sufficient to pay all principal and unpaid interest outstanding in respect of the convertible notes (or any replacement indebtedness thereof). Patriot will be able to increase the Revolving Credit Facility by a further $125 million by adding new lenders or having existing lenders agree to increase their individual commitments.
The obligations under the Revolving Credit Facility are secured by a first lien on substantially all of Patriot’s assets, including but not limited to certain of Patriot’s mines and coal reserves and related fixtures. The Revolving Credit Facility contains certain customary covenants, including financial covenants limiting net debt (maximum leverage ratio of 3.00) and requiring minimum EBITDA (as defined in the Amended and Restated Credit Agreement) coverage of cash interest expense (minimum interest coverage ratio on a rolling four quarter basis of 3.00 from May 5, 2010 through the four quarters ended December 31, 2010 and 3.50 from the four quarters ended March 31, 2011 and thereafter), as well as certain limitations on, among other things, additional debt, liens, investments, acquisitions and capital expenditures, future dividends and asset sales. The Revolving Credit Facility calls for quarterly reporting of compliance with financial covenants. The terms of the Revolving Credit Facility also contain certain customary events of default, which give the lenders the right to accelerate payments of outstanding debt in certain circumstances. Customary events of default include breach of covenants, failure to maintain required ratios, failure to make principal payments or to make interest or fee payments within a grace period, and default, beyond any applicable grace period, on any of Patriot’s other indebtedness exceeding a certain amount. At March 31, 2010, Patriot was in compliance with the covenants of Revolving Credit Facility.
The foregoing description of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.
Also on May 5, 2010, Patriot completed an underwritten public offering of $250 million aggregate principal amount of 8.250% Senior Notes due 2018 (the “Notes”). The Notes were issued at a price of 99.279% of their principal amount. The Notes are fully and unconditionally guaranteed by each of Patriot’s current and future domestic subsidiaries that is a guarantor under its Revolving Credit Facility. The Notes are governed by the terms of an Indenture dated as of May 5, 2010 (the “Base Indenture”) between Patriot and Wilmington Trust Company, as trustee (the “Trustee”), as amended by a first supplemental indenture dated May 5, 2010 (the “First Supplemental Indenture”) among Patriot, the guarantors party thereto (the “Guarantors”) and the Trustee and a second supplemental indenture dated May 5, 2010 (the “Second Supplemental Indenture” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) among Patriot, the Guarantors and the Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-165052) (the “Registration Statement”) previously filed with the Securities and Exchange Commission by Patriot under the Act.

The Notes bear interest at a rate of 8.250% per year. Interest on the Notes will accrue from and be payable semi-annually in arrears on April 30 and October 30 of each year, beginning on October 30, 2010.
The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods) among others, nonpayment of principal or interest on the Notes; failure to comply with certain covenants under the Indenture; certain defaults on other indebtedness; the failure of the Guarantors’ guarantees of the Notes to be enforceable; and specified events of bankruptcy. Under the Indenture, in the case of an event of default arising from one of the specified events of bankruptcy, the principal of and accrued interest on the Notes would become due and payable immediately, and, in the case of any other event of default, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued interest on the Notes to be due and payable immediately.
This description of the Notes is qualified in its entirety by the terms of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, respectively, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto and are incorporated by reference in their entirety into the Registration Statement.
In connection with the offering of the Notes, Patriot is also filing Exhibits 5.3 and 23.6 to this Form 8-K, which exhibits are incorporated by reference in their entirety into the Registration Statement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Other Exhibits
(d) Exhibits

Exhibit No.	Description

4.1	Indenture dated as of May 5, 2010 between Patriot Coal Corporation and Wilmington Trust Company, as trustee

4.2	First Supplemental indenture dated May 5, 2010 among Patriot Coal Corporation, the guarantors party thereto and Wilmington Trust Company, as trustee

4.3	Second Supplemental indenture dated May 5, 2010 among Patriot Coal Corporation, the guarantors party thereto and Wilmington Trust Company, as trustee

5.3	Opinion of Davis Polk & Wardwell LLP

10.1	Amended and Restated Credit Agreement dated as of May 5, 2010 among Patriot Coal Corporation, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the lenders party thereto

23.6	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.3)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 5, 2010

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of May 5, 2010 between Patriot Coal Corporation and Wilmington Trust Company, as trustee

4.2	First Supplemental indenture dated May 5, 2010 among Patriot Coal Corporation, the guarantors party thereto and Wilmington Trust Company, as trustee

4.3	Second Supplemental indenture dated May 5, 2010 among Patriot Coal Corporation, the guarantors party thereto and Wilmington Trust Company, as trustee

5.3	Opinion of Davis Polk & Wardwell LLP

10.1	Amended and Restated Credit Agreement dated as of May 5, 2010 among Patriot Coal Corporation, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the lenders party thereto

23.6	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.3)